                                                                   EXHIBIT 10.25


                                AMENDMENT NO. 5

                           Dated as of June 15, 2000

                                       to

                     AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 19, 1998


                THIS AMENDMENT NO. 5 ("Amendment") is made as of June 15, 2000 by and among IFR SYSTEMS, INC. (the "Borrower"), the financial institutions parties hereto as Lenders, and BANK ONE, NA, formerly known as THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as contractual representative (the "Agent") under that certain Amended and Restated Credit Agreement dated as of March 19, 1998 by and among the Borrower, the Lenders and the Agent, as amended by an Amendment No. 1 and Waiver dated as of November 3, 1998, an Amendment No. 2 dated as of March 31, 1999, an Amendment No. 3 dated as of June 25, 1999 and an Amendment No. 4 dated as of October 15, 1999 (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement; and

                WHEREAS, the Borrower has informed the Agent and the Lenders that certain Defaults have occurred as result of the Borrower's noncompliance with (i) the Minimum Fixed Charge Coverage Ratio financial covenant set forth in
SECTION 7.4(A) of the Existing Credit Agreement, and (ii) the Maximum Leverage Ratio financial covenant set forth in SECTION 7.4(B) of the Existing Credit Agreement, in each case for the fiscal period ending on December 31, 1999 (collectively, the "Specified Defaults"); and

                WHEREAS, the Borrower has requested that the Agent and the Required Lenders (i) waive the Specified Defaults, and (ii) amend the Credit Agreement in certain respects, and the Required Lenders and the Agent are willing to waive the Specified Defaults and amend the Credit Agreement on the terms and conditions set forth herein, it being expressly understood that the modifications set forth herein shall in no event constitute a waiver by the Lenders or the Agent of any breach of the Credit Agreement (other than the Specified Defaults) or any of the Lenders' or Agent's rights or remedies with respect thereto;

                NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent have agreed to the following modifications to the Credit Agreement:

                1. WAIVER OF SPECIFIED DEFAULTS. Effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in
SECTION 3 hereof, the Agent and


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the Required Lenders hereby agree to waive the Specified Defaults, and the
Lender's and the Agent's rights and remedies arising therefrom.

                2. AMENDMENT TO CREDIT AGREEMENT. Effective as of the Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in SECTION 3 below, the Credit Agreement is hereby amended as follows:

         2.1. SECTION 1.1 of the Credit Agreement is amended to delete the phrase "Twenty-Five Million and 00/100 Dollars ($25,000,000)" now appearing in the definition of "AGGREGATE REVOLVING LOAN COMMITMENT", and to substitute the following therefor:
                "Twenty-Three Million and 00/100 Dollars ($23,000,000)".

         2.2. SECTION 1.1 of the Credit Agreement is amended to delete the phrase "Corporate Base Rate" now appearing in the definition of "ALTERNATE BASE RATE", and to substitute the following therefor:
                "Prime Rate".

         2.3. SECTION 1.1 of the Credit Agreement is amended to delete the phrase "SECTION 2.15(D)(ii)" now appearing in the definition of "APPLICABLE COMMITMENT FEE PERCENTAGE", "APPLICABLE EUROCURRENCY RATE MARGINS" and "APPLICABLE FLOATING RATE MARGINS", and to substitute the following therefor: "SECTION 2.15(D)".

         2.4. SECTION 1.1 of the Credit Agreement is amended to delete the definition of "CORPORATE BASE RATE" now appearing therein.

         2.5. SECTION 1.1 of the Credit Agreement is amended to insert the following immediately prior to the period (".") now appearing at the end of the definition of "EBITDA":

         ", PLUS (xii) any non-recurring restructuring charges incurred during the period commencing on October 1, 1999 through March 31, 2000 up to $1,600,000 in the aggregate to the extent deducted in computing Net Income, PLUS (xiii) all fees and costs paid to KPMG LLC, PriceWaterhouseCoopers and the Borrower's attorneys related to their review of the Borrower's and its Subsidiaries' financial operations and conditions and the preparation of Amendment No. 5 to this Agreement, to the extent such costs are not capitalized and to the extent deducted in computing Net Income, PLUS (xiv) any net gain on the sale of the Borrower's machine shop located in Wichita, Kansas to the extent deducted in computing Net Income, PLUS (xv) up to $1,000,000 in cost reductions accrued during fiscal year ended March 31, 2001 to the extent deducted in computing Net Income".

         2.6. SECTION 1.1 of the Credit Agreement is hereby amended to delete the definition of "Floating Rate" in its entirety, and to substitute the following therefor:

                "FLOATING RATE" means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing and as the Alternate Base Rate changes, PLUS the then Applicable Floating Rate Margin.


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         2.7.   SECTION 1.1 of the Credit Agreement is hereby amended to delete the phrase "Aggregate Revolving Loan Commitment" now appearing in the definition of "REVOLVING CREDIT AVAILABILITY" and to substitute the following therefor: "Maximum Revolving Credit Amount".

         2.8. SECTION 1.1 of the Credit Agreement is hereby amended to delete the phrase "February 5, 2004" now appearing in the definition of "REVOLVING LOAN TERMINATION DATE", and to substitute the following therefor: "June 30, 2002; PROVIDED, that such date shall be automatically extended to June 30, 2003 if (i) no Default or Unmatured Default shall have occurred and is continuing as of June 30, 2002, (ii) the Borrower shall have permanently reduced the aggregate outstanding amount of the Term Loans and Revolving Credit Obligations (and shall have permanently reduced the Aggregate Revolving Loan Commitment on a dollar-for-dollar basis) to an amount less than or equal to $50,000,000 on or before June 30, 2002, and (iii) not less than 30 days prior to June 30, 2002, the Borrower, the Agent and the Lenders shall have entered into an amendment reflecting amendments and other modifications to the financial covenants set forth in SECTION 7.4 after giving effect to such reductions on terms satisfactory to the Agent and the Required Lenders".

         2.9. SECTION 1.1 of the Credit Agreement is hereby amended to delete the phrase "February 5, 2004" now appearing in the definition of "TRANCHE A TERM LOAN TERMINATION DATE", and to substitute the following therefor: "June 30, 2002; PROVIDED, that such date shall be automatically extended to June 30, 2003 if (i) no Default or Unmatured Default shall have occurred and is continuing as of June 30, 2002, (ii) the Borrower shall have permanently reduced the aggregate outstanding amount of the Term Loans and Revolving Credit Obligations (and shall have permanently reduced the Aggregate Revolving Loan Commitment on a dollar-for-dollar basis) to an amount less than or equal to $50,000,000 on or before June 30, 2002, and (iii) not less than 30 days prior to June 30, 2002, the Borrower, the Agent and the Lenders shall have entered into an amendment reflecting amendments and other modifications to the financial covenants set forth in SECTION 7.4 after giving effect to such reductions on terms satisfactory to the Agent and the Required Lenders".

         2.10. SECTION 1.1 of the Credit Agreement is hereby amended to delete the phrase "February 5, 2005" now appearing in the definition of "TRANCHE B TERM LOAN TERMINATION DATE", and to substitute the following therefor: "June 30, 2002; PROVIDED, that such date shall be automatically extended to June 30, 2003 if (i) no Default or Unmatured Default shall have occurred and is continuing as of June 30, 2002, (ii) the Borrower shall have permanently reduced the aggregate outstanding amount of the Term Loans and Revolving Credit Obligations (and shall have permanently reduced the Aggregate Revolving Loan Commitment on a dollar-for-dollar basis) to an amount less than or equal to $50,000,000 on or before June 30, 2002, and (iii) not less than 30 days prior to June 30, 2002, the Borrower, the Agent and the Lenders shall have entered into an amendment reflecting amendments and other modifications to the financial covenants set forth in


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                SECTION 7.4 after giving effect to such reductions on terms satisfactory to the Agent and the Required Lenders".

         2.11. SECTION 1.1 of the Credit Agreement is amended to insert the following new definitions alphabetically therein:

                "ACCOUNT DEBTOR" means the account debtor or obligor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower or any of its Subsidiaries.

                "BORROWING BASE" means, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Agent, equal to (i) seventy percent (70%) of Eligible Receivables PLUS (ii) forty percent (40%) of Eligible Inventory.

                "BORROWING BASE CERTIFICATE" means a certificate, in substantially the form of EXHIBIT K attached hereto and made a part hereof, setting forth the Borrowing Base and the component calculations thereof.

                "ELIGIBLE INVENTORY" means (i) all Inventory which is held for sale or lease in the ordinary course of business by the Borrower or any of its Subsidiaries or furnished under any contract of service by the Borrower or any of its Subsidiaries in the ordinary course of business, valued at the lower of cost determined on a first-in-first-out basis (determined in accordance with Agreement Accounting Principles, consistently applied) or market value, MINUS (ii) all such Inventory which is work-in-progress, MINUS (iii) all such Inventory which is obsolete, not in good condition, not either currently usable or currently saleable in the ordinary course of the Borrower's or any of its Subsidiaries' business.

                "ELIGIBLE RECEIVABLES" means (i) the outstanding face amount of all Receivables created by the Borrower or any of its Subsidiaries in the ordinary course of its business arising out of the sale of goods or rendition of services by the Borrower or any of its Subsidiaries, determined in accordance with Agreement Accounting Principles, consistently applied, MINUS (ii) all such Receivables which remain unpaid sixty (60) days after the date due under the original applicable invoice, MINUS (iii) all such Receivables owing by a single Account Debtor (including a Receivable which remains unpaid fewer than sixty
         (60) days after the date due under the original applicable invoice) if twenty-five percent (25%) of the balance owing by such Account Debtor, calculated without taking into account any credit balances of such Account Debtor, remains unpaid sixty (60) days after the date due under the original applicable invoice, MINUS (iv) all such Receivables with respect to which the Account Debtor is the Borrower or a director, officer, employee, Subsidiary or Affiliate of the Borrower.

                "MAXIMUM REVOLVING CREDIT AMOUNT" means, at any particular time, the lesser of (A) the Aggregate Revolving Loan Commitment at such time, and (B) the Borrowing Base at such time.


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

                "PRIME RATE" means the prime rate of interest announced by the Agent or its parent from time to time (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         2.12. SECTION 2.2 of the Credit Agreement is amended to delete each occurrence of the phrase "Aggregate Revolving Loan Commitment" now appearing therein, and to substitute the following therefor:
                "Maximum Revolving Credit Amount".

         2.13. SECTION 2.5(A) of the Credit Agreement is amended to insert the following new sentence immediately at the end thereof: "Unless the aggregate outstanding principal balance of the Revolving Loans or Swing Line Loans is to be prepaid in full, voluntary prepayments of the Revolving Loans and Swing Line Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount."

         2.14. SECTION 2.5(B)(ii) of the Credit Agreement is amended to delete each occurrence of the phrase "Aggregate Revolving Loan Commitment" now appearing therein, and to substitute the following therefor: "Maximum Revolving Credit Amount".

         2.15. SECTION 2.9 of the Credit Agreement is amended to delete the phrase "Aggregate Revolving Loan Commitment" now appearing therein, and to substitute the following therefor: "Maximum Revolving Credit Amount".

         2.16. SECTION 2.15(C) of the Credit Agreement is amended to insert the following new CLAUSE (iii) at the end thereof:

                "(iii) The Borrower shall pay to the Agent for the account of each Lender, on the date the Obligations are paid in full and all of the Lenders' Commitments shall have been terminated, a success fee (the "Success Fee") in an amount calculated pursuant to the following criteria:

                       (a) If all of the Obligations shall have been paid in
                full in cash and all of the Lenders' Commitments shall have been terminated on or before September 30, 2001, the Success Fee shall be equal to 0.50% of each Lender's Commitment as in effect immediately prior to such termination;

                       (b) If all of the Obligations shall have been paid in
                full in cash and all of the Lenders' Commitments shall have been terminated after September 30, 2001 but on or before December 31, 2001, the Success Fee shall be equal to 0.75% of each Lender's Commitment as in effect immediately prior to such termination;

                       (c) If all of the Obligations shall have been paid in
                full in cash and all of the Lenders' Commitments shall have been terminated after December 31, 2001 but on or before March 31, 2002, the Success Fee shall be equal to 1.00% of each Lender's Commitment as in effect immediately prior to such termination;


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                       (d) If all of the Obligations shall have been paid in
                full in cash and all of the Lenders' Commitments shall have been terminated after March 31, 2002, the success fee shall be equal to 1.25% of each Lender's Commitment immediately prior to such termination;

         PROVIDED, that if (x) the Leverage Ratio of the Borrower shall be less than 4.25 to 1.0 for any fiscal quarter ending on or before September 30, 2001 (and each successive fiscal quarter thereafter), and (y) no Default or Unmatured Default shall have occurred and is continuing, such Success Fee shall be reduced by an amount equal to 0.25%; PROVIDED, FURTHER, that such Success Fee shall be automatically increased on September 30, 2001 by an amount equal to 0.25% unless, in addition to payments of the scheduled installments of principal in respect of the Term Loans, the aggregate outstanding amount of the Obligations and the Lenders' Commitments shall have been permanently reduced by an amount greater than or equal to $12,000,000 on or before September 30, 2001."

         2.17. SECTION 2.15(D)(ii) of the Credit Agreement (including the pricing grid now appearing therein) is hereby deleted, and the following is substituted therefor:

                " (ii) The Applicable Floating Rate Margin for Swing Line Loans shall be 2.00% per annum. The Applicable Floating Rate Margin for Tranche A Term Loans and Revolving Loans (other than Swing Line Loans) shall be 2.25% per annum. The Applicable Floating Rate Margin for Tranche B Term Loans shall be 2.75% per annum. The Applicable Eurocurrency Margin for Tranche A Term Loans and Revolving Loans shall be 3.25% per annum. The Applicable Eurocurrency Margin for Tranche B Term Loans shall be 3.75% per annum. The Applicable Commitment Fee Percentage shall be 0.50% per annum."

         2.18. Section 2.15(D) of the Credit Agreement is amended to insert the following new CLAUSE (v) at the end thereof:

                "(v) Notwithstanding anything herein to the contrary, for each fiscal quarter commencing with the fiscal quarter ending on December 31, 2000, the Applicable Commitment Fee Percentage, the Applicable Eurocurrency Margins, the Applicable Floating Rate Margins and the Applicable L/C Fee Percentage shall be (x) increased by an amount equal to 0.25% if the Leverage Ratio is greater than or equal to the Leverage Ratio set forth opposite such period below, or (y) decreased by an amount equal to 0.25% if the Leverage Ratio is less than the Leverage Ratio set forth opposite such period below:

                       Fiscal Quarter End        Leverage Ratio
                       ------------------        --------------
                       December 31, 2000         5.20 to 1.0

                       March 31, 2001            5.20 to 1.0
                       June 30, 2001             5.10 to 1.0
                       September 30, 2001        4.90 to 1.0
                       December 31, 2001         4.40 to 1.0


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                       March 31, 2002            4.10 to 1.0

         ; PROVIDED, that in no event shall the Applicable Commitment Fee Percentage, the Applicable Eurocurrency Margins, the Applicable Floating Rate Margins or the Applicable L/C Fee Percentage be reduced to a percentage less than the percentages as in effect immediately prior to the effectiveness of Amendment 5 to this Agreement."

         2.19. SECTION 3.3 of the Credit Agreement is hereby amended to delete the phrase "Aggregate Revolving Loan Commitment" now appearing in CLAUSE (i) thereof, and to substitute the following therefor:
                "Maximum Revolving Credit Amount".

         2.20. SECTION 5.2 of the Credit Agreement is hereby amended to delete the phrase "Aggregate Revolving Loan Commitment" now appearing in CLAUSE (iii) thereof, and to substitute the following therefor: "Maximum Revolving Credit Amount".

         2.21. SECTION 7.1(A) of the Credit Agreement is hereby amended to insert the following new CLAUSES (v), (vi) and (vii) at the end thereof:

                "(v)   BORROWING BASE CERTIFICATE. As soon as practicable, and
         in any event within ten (10) Business Days after the close of each calendar month (and more often if reasonably requested by the Agent or the Required Lenders following the occurrence and during the continuation of a Default or Event of Default), the Borrower shall provide the Agent and the Lenders with a Borrowing Base Certificate, together with such supporting documents as the Agent reasonably deems desirable, all certified as being true and correct by an Authorized Officer. The Borrower may update the Borrowing Base Certificate and supporting documents more frequently than monthly and the most recently delivered Borrowing Base Certificate shall be the applicable Borrowing Base Certificate for purposes of determining the Borrowing Base at any time.

                (vi) REPORTS ON CASH FLOWS. On or before the seventh (7th) Business Day of each calendar month, the Borrower shall deliver to the Agent projected weekly cash flows on a consolidated and consolidating basis for the Borrower and its Subsidiaries for such calendar month and the next succeeding two calendar months. The Borrower shall also deliver to the Agent weekly reports of actual cash flows on a consolidated and consolidating basis for the Borrower and its Subsidiaries for the immediately preceding calendar week.

                (vii)  ADDITIONAL FINANCIAL REPORTS. The Borrower shall deliver
         (x) its internal management unreviewed monthly financial reporting certificates not more than fifteen (15) Business Days after the end of each fiscal month, (y) its internal management unreviewed quarterly financial reporting certificates not more than thirty (30) days after the end of each fiscal quarter and (z) its reviewed quarterly financial statements not more than forty-five (45) days after the end of each fiscal quarter and otherwise on the terms set forth in this SECTION 7.1(A). The unaudited internal management annual financial reports will be delivered not more than sixty (60) days following the end of each fiscal


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year and audited financial statements shall be delivered not more than ninety
(90) days after the end of each fiscal year."

         2.22. SECTION 7.2 of the Credit Agreement is hereby amended to insert the following new CLAUSES (L) and (M) at the end thereof:

                "(L)   MANAGEMENT AVAILABILITY. The senior financial officer of
         the Borrower shall be available to attend meetings and participate in conference calls with the Agent and the Lenders on a monthly basis.

                (M) REPORTS ON INVENTORY AND ACCOUNTS. The Borrower shall make weekly reports to the Agent describing existing accounts in addition to monthly agings of accounts and inventory."

         2.23. SECTION 7.4(A) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

                "(A)   MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower and its
         consolidated Subsidiaries shall maintain a ratio ("Fixed Charge Coverage Ratio") of (i) EBITDA during such period to (ii) the sum of the amounts of (a) cash Interest Expense during such period plus (b) cash taxes paid by the Borrower and its consolidated Subsidiaries during such period plus (c) scheduled amortization of the principal portion of the Term Loans and scheduled amortization of the principal portion of all other Indebtedness for borrowed money of the Borrower plus (d) Restricted Payments paid during such period of at least (x)
         1.15 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending on December 31, 1998 through the fiscal quarter ending on December 31, 1999, and (y) 1.00 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending on March 31, 2000 through the Termination Date. In each case, the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four fiscal quarter period ending on such day."

         2.24. SECTION 7.4(B) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

                "(B)   Maximum Leverage Ratio. The Borrower shall not permit the
         ratio (the "Leverage Ratio") of (i) the sum of (a) Indebtedness for borrowed money and (b) Capitalized Lease Obligations to (ii) EBITDA to be greater than:

                (i) 6.50 to 1.00 for the fiscal quarter ending March 31, 2000; and

                (ii)   6.80 to 1.00 for the fiscal quarter ending June 30, 2000;
         and

                (iii) 6.00 to 1.00 for the fiscal quarter ending September 30, 2000; and

                (iv) 5.75 to 1.00 for the fiscal quarter ending December 31, 2000; and

                (v) 5.50 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending March 31, 2001 through the fiscal quarter ending June 30, 2001; and


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                (vi)   5.25 to 1.00 for the fiscal quarter ending September 30,
         2001; and

                (vii) 4.75 to 1.00 for the fiscal quarter thereafter until the Termination Date.

                The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Indebtedness for borrowed money and Capitalized Lease Obligations, Indebtedness for borrowed money and Capitalized Lease Obligations as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day; provided, however, that for purposes of calculating Indebtedness for each fiscal quarter through and including the fiscal quarter ending December 31, 1997, Indebtedness shall exclude all liabilities in connection with the overdraft facilities maintained by the Borrower and its Subsidiaries in the United Kingdom."

         2.25. SECTION 7.4(C) of the Credit Agreement is hereby amended (i) to delete the phrase "$40,000,000" now appearing therein and to substitute "$50,000,000" therefor, and (ii) to delete the phrase "June 30, 1998" now appearing therein and to substitute "June 30, 2000" therefor.

         2.26. The table setting forth the Revolving Loan Commitments of the Lenders on EXHIBIT A to the Credit Agreement is hereby amended and restated in the form of Attachment A to this Amendment, and the Credit Agreement is hereby amended to include a new EXHIBIT K in the form of Attachment B to this Amendment.

                3. CONDITIONS OF EFFECTIVENESS. The effectiveness of this Amendment is subject to the conditions precedent that this Amendment shall be executed by the Borrower not later than June 15, 2000 and the Agent shall have received the following:

         (a) duly executed originals of this Amendment from the Borrower, the Required Lenders and the Agent;

         (b) duly executed originals of the Reaffirmation attached hereto from each Domestic Incorporated Subsidiary of the Borrower;

         (c)    the Amendment Fee (as defined below); and

         (d) such other documents, instruments and agreements as the Agent may reasonably request.

Upon the satisfaction of the foregoing conditions precedent, this Amendment shall be deemed effective as of June 15, 2000 (the "Effective Date").

                4. AMENDMENT FEE. Each Lender shall be entitled to an amendment fee (the "Amendment Fee") of 0.375% of such Lender's Commitment (as defined in the Credit Agreement after giving effect to the reduction of the Aggregate Revolving Loan Commitment contemplated in this Amendment); PROVIDED, that credit shall be given to reduce such Amendment Fee in an amount equal to 0.125% of such Lender's Commitment (as defined in the Credit Agreement without giving effect to the reduction of the Aggregate Revolving Loan Commitment contemplated in this Amendment). The Amendment Fee shall be fully earned and

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due and payable by the Borrower on the date the Borrower executes this
Amendment, if the Amendment is approved by the Required Lenders.

                5. SALE OF THE ATE DIVISION OF THE BORROWER. The Borrower has informed the Agent and the Lenders that it may sell the ATE division of the Borrower. It is agreed and understood that no fee will be payable by the Borrower to the Lenders for any consent or waiver required to be obtained from the Agent and the Required Lenders in connection with such sale of the ATE division of the Borrower.

                6. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants as follows:

         (a) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

         (b) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement, as amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Effective Date of this Amendment.

                7.    REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of SECTION 1 hereof, each reference to the Credit Agreement in the Credit Agreement and each other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement (other than in respect of the Specified Defaults) or any other documents, instruments and agreements executed and/or delivered in connection therewith.

                8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

                9. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                10. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                       IFR SYSTEMS, INC.


                                       By: ____________________________
                                       Name:
                                       Title:


                                       BANK ONE, NA (formerly known as THE
                                       FIRST NATIONAL BANK OF CHICAGO), as
                                       Agent and as a Lender


                                       By: ____________________________
                                       Name:
                                       Title:


                                       INTRUST BANK, N.A., as a Lender


                                       By: ____________________________
                                       Name:
                                       Title:


                                       THE BANK OF NOVA SCOTIA, as a Lender


                                       By: ____________________________
                                       Name:
                                       Title:


                                       HARRIS TRUST AND SAVINGS BANK, as a
                                       Lender


                                       By: ____________________________
                                       Name:
                                       Title:

                                       NATIONAL WESTMINSTER BANK PLC, as
                                       a Lender


                                       By: ____________________________
                                       Name:
                                       Title:


                                       UNION BANK OF CALIFORNIA, N.A., as a
                                       Lender


                                       By: ____________________________
                                       Name:
                                       Title:


                                       LLOYDS TSB BANK PLC, as a Lender


                                       By: ____________________________
                                       Name:
                                       Title:


                                       By: ____________________________
                                       Name:
                                       Title:

                                 REAFFIRMATION

                Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 5 to the Amended and Restated Credit Agreement dated as of March 19, 1998 by and among IFR Systems, Inc., a Delaware corporation (the "Borrower"), the lenders from time to time parties thereto (collectively, the "Lenders") and Bank One, NA, formerly known as The First National Bank of Chicago, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders, as amended by an Amendment No. 1 and Waiver, an Amendment No. 2, an Amendment No. 3 and an Amendment No. 4, dated as of November 3, 1998, March 31, 1999, June 25, 1999 and October 15, 1999, respectively (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") which Amendment No. 5 is dated as of June 15, 2000 (the "AMENDMENT"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Agent or any Lender, each of the undersigned reaffirms the terms and conditions of the Guaranty, Security Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and are hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated: June 15, 2000


                                     IFR AMERICAS, INC., formerly known as IFR
                                     Instruments, Inc.
                                     IFR FINANCE, INC.


                                     By __________________________
                                     Name:
                                     Title:

                        ATTACHMENT A TO AMENDMENT NO. 5
                              DATED JUNE 15, 2000


                           REVOLVING LOAN COMMITMENTS


                            Amount of Revolving Loan         % of Aggregate Revolving
       Lender                       Commitment                      Loan Commitment
       ------                       ----------                      ---------------
BANK ONE, NA                     $5,307,692.32                   23.076923078

INTRUST BANK, N.A.               $2,653,846.15                   11.538461538

THE BANK OF NOVA SCOTIA          $3,538,461.54                   15.384615385

HARRIS TRUST AND SAVINGS
BANK                             $3,538,461.54                   15.384615385

NATIONAL WESTMINSTER BANK
Plc                              $2,653,846.15                   11.538461538

UNION BANK OF CALIFORNIA,
N.A.                             $2,653,846.15                   11.538461538

LLOYDS TSB BANK PLC              $2,653,846.15                   11.538461538

     TOTAL                      $23,000,000.00                         100.00%

                        ATTACHMENT B TO AMENDMENT NO. 5
                              DATED JUNE 15, 2000



                     FORM OF EXHIBIT K TO CREDIT AGREEMENT

                                   [ATTACHED]

                                   EXHIBIT K
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

                       Form of Borrowing Base Certificate

                                    Attached

                           BORROWING BASE CERTIFICATE

TO: BANK ONE, NA, as Agent
    One Indianapolis Square
    Indianapolis, IN 26266
    Attn: David Fisher
    Telecopier: (317) 321-3988
    Confirmation: (317) 321-8325

I.  AMOUNT OF ELIGIBLE INVENTORY

1.  Total Amount of Inventory (Lower of FIFO or Market)     $__________

2.  Less: All such Inventory which is work-in-progress     ($__________)

3. Less: All such Inventory which is obsolete, not in good condition, not either currently usable or currently saleable in the ordinary course of the
    Borrower's or any of its Subsidiaries' business        ($__________)

4.  Total amount of Eligible Inventory
   (Line 1 MINUS Lines 2 and 3)                             $__________

5.  Inventory Availability:
    Forty percent (40%) of Eligible Inventory
   (0.40 x Line 4)                                          $__________

II. AMOUNT OF ELIGIBLE RECEIVABLES

6.  Face Amount of All Receivables                          $__________

7.  Less: All such Receivables which remain unpaid sixty (60) days after the
    date due under the original applicable invoice         ($__________)

8. Less: All such Receivables owing by a single Account Debtor (including a Receivable which remains unpaid fewer than sixty (60) days after the date due under the original applicable invoice) if twenty-five percent (25%) of the balance owing by such Account Debtor, calculated without taking into account any credit balances of such Account Debtor, remains unpaid sixty
    (60) days after the date due under the original applicable invoice
                                                           ($__________)

9. Less: All such Receivables with respect to which the Account Debtor is the Borrower or a director, officer, employee, Subsidiary or Affiliate of the
    Borrower                                               ($__________)

10. Total amount of Eligible Receivables
    (Line 6 MINUS Lines 7, 8 and 9)                         $__________

11. Receivables Availability:
    Seventy percent (70%) of Eligible Receivables (0.70 x Line 10)
                                                            $__________

III. CALCULATION OF BORROWING BASE

12. Borrowing Base:
    Sum of Receivables Availability and Inventory Availability:
    (Sum of lines 5 and 11)                                 $__________

IV. CALCULATION OF MAXIMUM AVAILABLE AMOUNT

13. Aggregate Revolving Loan Commitments                    $__________

14. Less: Letter of Credit Obligations                     ($__________)

15. Less: Outstanding Revolving Loans                      ($__________)

16. Maximum Available Amount available by
    reference to Commitment level:
    (Line 13 MINUS the sum of Lines 14 and 15)              $__________

17. Borrowing Base (Line 12)                                $__________

18. Less: Letter of Credit Obligations                     ($__________)

19. Less: Outstanding Revolving Loans                      ($__________)

20. Maximum Available Amount available by
    reference to Borrowing Base
    (Line 17 MINUS the sum of Lines 18 and 19)              $__________

21. Maximum Available Amount
    (Lesser of Lines 16 and 20)                             $__________

         Pursuant to, and in accordance with, the terms and provisions of that certain Amended and Restated Credit Agreement ("Credit Agreement") dated as of March 19, 1998 by and among IFR SYSTEMS, INC. (the "Borrower"), the financial institutions parties hereto as Lenders, and BANK ONE, NA, formerly known as THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as contractual representative (the "Agent"), as amended, restated, supplemented or otherwise modified from time to time, the undersigned, as successor by assignment to the Borrower, is executing and delivering to Agent this Borrowing Base Certificate (collectively referred to as "Certificate"). The undersigned warrants and represents to the Agent and the Lenders that this Certificate is true, correct, and based on information contained in the undersigned's own records. The undersigned, by the execution of this Certificate, hereby ratifies, conforms and affirms all of the terms, conditions and provisions of the Credit Agreement, and further certifies on the date of this certificate, that the undersigned is in compliance with said Credit Agreement.

Date: ____________, _____


                                     IFR SYSTEMS, INC.


                                     By:________________________
                                     Name:
                                     Title: